                                     WARRANT



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

             WARRANT TO PURCHASE COMMON STOCK OF WHITTMAN-HART, INC.


                 INITIAL NUMBER OF SHARES                 400,000 SHARES
                 DATE OF GRANT                         November 12, 1999
                 EXPIRATION DATE:                          JUNE 30, 2005


         THIS CERTIFIES THAT, for value received pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of September 29, 1999 (the "PURCHASE AGREEMENT"), Novell, Inc., a Delaware corporation, or any person to whom this interest in this Warrant is lawfully transferred in accordance with the terms hereof (the original holder hereof and such transferees herein collectively referred to as "HOLDER") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time on and after July 1, 2000 (the "EFFECTIVE DATE"), and before 5:00 p.m.
Pacific Time on June 30, 2005 (the "EXPIRATION DATE"), to purchase from Whittman-Hart, Inc., a Delaware corporation (the "COMPANY"), Four Hundred Thousand (400,000) shares of Common Stock of the Company at a price per share of Thirty-five and 875/1000 Dollars ($35.875) (the "PER SHARE PURCHASE Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Per Share Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Purchase
Agreement. Unless otherwise provided for herein, all capitalized terms in this Warrant shall have the meanings set forth in the Purchase Agreement.

         1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

                  1.1 "FAIR MARKET VALUE" of a share of Common Stock as of a particular date shall mean:

                           (a) If the Common Stock is traded on a securities
exchange or the Nasdaq National or SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 3 trading days of such exchange ending on the trading day immediately preceding the applicable date of valuation;

                           (b) If subpart (a) above does not apply and if the
Common Stock is actively traded over-the-counter, the Fair Market Value shall be the average of the closing bid prices for each trading day in the thirty
(30)-day period ending immediately prior to the applicable date of valuation;
and

                           (c) If there is no active public market for the
Common Stock, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; PROVIDED, HOWEVER, that if the Company and the Holder cannot agree on such value within fifteen (15) days following either party's written demand for an agreement, then, upon demand by either party, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. The determination of the valuation firm shall be final and binding on the Company and the Holder, and the fees and expenses of the valuation firm shall be paid for by the Company.

                  1.2 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  1.3 "REGISTERED HOLDER" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

                  1.4 "WARRANT" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

                  1.5 "COMMON STOCK" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

         2.       EXERCISE OF WARRANT

                  2.1 INITIAL WARRANT SHARES. The Holder shall have the right to exercise its rights under this Warrant and to purchase Two Hundred Thousand (200,000) shares of Common Stock (the "INITIAL WARRANT SHARES") at any time on and after the effective date, and on or prior to the Expiration Date, if, but only if, the Company does not meet any one of the following milestones on or before June 30, 2000, to wit:

                           (a) The Company shall employ on a full-time basis at least one hundred twenty-five (125) billable consultants in its NDS Solutions Practice (as said term is defined in the Global Alliance Agreement, dated as of September 29, 1999, between the Company and the Investor (the "Alliance Agreement")); or

                           (b) The Company shall enter into NDS Solutions Practice assignments with at least twenty (20) individual customers, PROVIDED,

                           HOWEVER, for this purpose, that affiliated companies shall be deemed one customer; or

                           (c) The Company's revenue from its NDS Solutions Practice for the period commencing on September 29, 1999 and ending on the effective date shall be equal to at least $3,000,000.

The Holder's right to exercise the Warrant and purchase the Initial Warrant Shares shall expire and be of no force and effect, if: (i) the Company meets all the above milestones on or before the effective date, (ii) the Alliance Agreement is terminated in accordance with the terms thereof on or before the effective date as a consequence of a breach or default by the Investor under the Alliance Agreement, or (iii) as of the effective date, the Investor is in breach of, or default under, the Alliance Agreement, Investor fails to cure such breach or default within any time allowed for cure by the Alliance Agreement, and, as a consequence of such breach or default, the Company terminates the Alliance Agreement as permitted thereby; PROVIDED, HOWEVER, that, in the case of this subpart (iv), the Investor shall not be entitled to exercise its right to purchase the Initial Warrant Shares during any such cure period. Further, the Investor shall have no right to exercise its rights to purchase the Initial Shares at any time when (A) the Company is performing its obligations under the Alliance Agreement in all material respects and (B) Novell is failing to perform its obligations under Section 3(a) of the Alliance Agreement in any material respect, in which case, the time period permitted for the Company to achieve the above milestones shall be extended by a period equal to the length of any period of such failure to perform in accordance with the claim of delay procedures attached hereto as Exhibit A.

                  2.2 REMAINING WARRANT SHARES: The Holder shall have the right to exercise its rights under this Warrant and to purchase Two Hundred Thousand (200,000) shares of Common Stock (the "REMAINING WARRANT SHARES") at any time after June 30, 2001, and on or prior to the Expiration Date, if, but only if, the Company does not meet any one of the following milestones on or before June 30, 2001, to wit:

                           (a) The Company shall employ on a full time basis at least three hundred (300) billable consultants in its NDS Solutions Practice; or

                           (b) The Company shall enter into NDS Solutions Practice assignments with at least eighty (80) individual customers, PROVIDED, HOWEVER, for this purpose, that affiliated companies shall be deemed one customer; or

                           (c) The Company's revenue from its NDS Solutions Practice for the period commencing on September 29, 1999 and ending on June 30, 2001 shall be equal to at least $35,000,000.

The Holder's right to exercise and purchase the Remaining Warrant Shares shall expire and be of no force and effect, if: (i) the Company meets all the above milestones on or before June 30, 2001, (ii) the Alliance Agreement is terminated in accordance with the terms thereof on or before June 30, 2001 as a consequence of an event of default by the Investor under the Alliance Agreement, (iii) as of June 30, 2001, the Investor is in breach of, or default under, the Alliance Agreement, Investor fails to cure such breach or default within any time allowed for cure by the Alliance Agreement, and, as a consequence of such breach or default, the Company terminates the Alliance Agreement as permitted thereby, PROVIDED, HOWEVER, that, in the case of this subpart (iii), the Investor shall not be entitled to exercise its right to purchase the Remaining Warrant Shares during any such cure period, or (iv) despite good faith negotiations by the Company, the Alliance Agreement terminates pursuant to Section 12.c(ii) thereof. Further, the Investor shall have no right to exercise its rights to purchase the Remaining Warrant Shares at any time when (A) the Company is performing its obligations under the Alliance Agreement in all material respects and (B) Novell is failing to perform its obligations under Section 3(a) or 3(d) of the Alliance Agreement in any material respect, in which case the time period permitted for the Company to achieve the above milestones shall be extended by a period equal to the length of any period of such failure to perform in accordance with the claim of delay procedures attached hereto as Exhibit A.

                  2.3 ADDITIONAL LIMITATION. The rights to purchase the Initial Warrant Shares and the Remaining Warrant Shares pursuant to this Warrant shall expire on the Expiration Date.

                  2.4 PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised on or before the Expiration Date:

                           (a) the delivery (including, without limitation,
delivery by facsimile) of the form of Notice of Exercise attached hereto as
EXHIBIT 1 (the "NOTICE OF EXERCISE"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering this Warrant at the principal office of the Company, and

                           (b) payment, (i) in cash (by check) or by wire
transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount (the "PURCHASE PRICE") equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the Per Share Purchase Price, except that if Holder is subject to the HSR Requirements (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Requirements.

                  2.5 NET ISSUE EXERCISE. In lieu of the payment methods set forth in Section 2.4 above, the Holder may elect to exchange all or some of the Warrant for a number of shares (rounded down to the nearest whole share) of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares (rounded down to the nearest whole share) of the Common Stock computed using the following formula:

                  X= Y (A-B)
                  -----------
                        A

                  Where X = the number of shares of Common Stock to be issued to Holder.

                  Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

                  A = the Fair Market Value of one share of Common Stock.

                  B = the Per Share Purchase Price in effect under this
                      Warrant on the date the net issue exercise election is made pursuant to this Section.

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section.

                  2.6 "EASY SALE" EXERCISE. In lieu of the payment methods set forth in Section 2.4 above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Per Share Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Common Stock so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Common Stock to forward the Purchase Price directly to the Company.

                  2.7 STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on or after the date this Warrant is exercised, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, rounded down to the nearest whole share. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

                  2.8      HSR ACT.

                           (a) The Company hereby acknowledges that exercise
of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR REQUIREMENTS"). If on or before the Expiration Date, Holder has sent a Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of the non-fulfillment of HSR Requirements, the Holder shall be entitled to complete the process of exercising this Warrant, for a period of ten (10) business days following fulfillment or irrevocable termination of the HSR Requirements, in accordance with the procedures contained herein, notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

                           (b) Promptly after any exercise of the Holder's
rights under this Warrant, the Company and the Holder shall each complete and file any premerger notification report forms under the HSR Act applicable to the issuance of the Warrant Shares and shall use all reasonable efforts to comply with any applicable HSR Requirements; PROVIDED, HOWEVER, that neither the Company nor the Holder shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice ("DOJ") or any other governmental authority in connection with its compliance with such HSR Requirements, if the Company or the Holder reasonably determines in its sound, good faith and reasonable business judgment, that such compliance would have an adverse impact on its business, contracts, financial position or prospects. Without limiting the generality of the foregoing, neither the Company nor the Holder shall be obligated to comply with any request by, or any requirement of the FTC, the DOJ or any other governmental authority (i) to disclose information the Company or the Holder, as the case may be, in its sound, good faith and reasonable business judgment believes must be kept confidential to avoid injury to its business; (ii) to dispose of any assets or operations; or (iii) to comply with any restriction on the manner in which it conducts its operations. In the event that the Company shall elect not to comply with any of the HSR Requirements pursuant to the immediately preceding sentence, it shall be obligated to pay to the Holder in cash (by check or wire transfer), within ninety (90) days following written election by the Holder, an amount equal to the number of shares that were to be issued pursuant to the Holder's Notice of Exercise times that value equal to the difference between: (1) the closing price of the Company Common Stock on the date of delivery of Holder's Notice of Exercise of its rights hereunder, and (2) the Per Share Purchase Price.

                  2.9 PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration or termination of all HSR Requirements. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         3. VALID ISSUANCE; TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all transfer or stamp taxes and other similar governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

         4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant), the Per Share Purchase Price and the Purchase Price are subject to adjustment upon occurrence of the following events:

                  4.1 ADJUSTMENT FOR STOCK SPLITS, STOCK SUBDIVISIONS OR COMBINATIONS OF SHARES. The Per Share Purchase Price of this Warrant shall be proportionally decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased, to reflect any forward stock split or subdivision of the Company's Common Stock. The Per Share Purchase Price of this Warrant shall be proportionally increased, and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased, to reflect any reverse stock split or combination of the Company's Common Stock.

                  4.2 ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER SECURITIES OR PROPERTY. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise hereof, at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date, if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for by this Section 4.2.

                  4.3 RECLASSIFICATION. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Per Share Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

                  4.4 ADJUSTMENT FOR CAPITAL REORGANIZATION, MERGER OR CONSOLIDATION. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer, as if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  4.5 CONVERSION OF COMMON STOCK. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been so exercised and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Per Share Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

                  4.6 CERTAIN EVENTS. If (i) any event occurs of a type that would have an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 4 and
(ii) such event is not expressly provided for by such other provisions, then an appropriate adjustment in the Per Share Purchase Price and the number of shares of Common Stock obtainable upon exercise of this Warrant, so as to protect the rights of the Holder, shall be made.

                  4.7 CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Per Share Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the adjusted Per Share Purchase Price, which shall be conclusive absent fraud, negligence or manifest error. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

         5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant, and of an indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

         6. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient authorized shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges, encumbrances or limitations on sale, and free and clear of all preemptive rights, except non-monetary encumbrances and limitations on sale arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         7. TRANSFER AND EXCHANGE.

                  7.1 RIGHT TO TRANSFER. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder (and any shares of Common Stock acquired on exercise of the Warrant) may be transferred, in whole or in part, only (a) to a Majority Owned Subsidiary (as defined below) of the Registered Holder, (b) to an Institutional Investor (as defined below) or (c) in a sale effectuated pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 ACT"), or (d) in an offering registered under Section 5 of the 1933 Act. Any such transfer shall be made on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer of the Warrant, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER, that, until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Upon any full or partial transfer of the Warrant or the shares of Common Stock acquired on exercise of the Warrant pursuant to clauses (b) through (d), inclusive, of the first sentence of this Section 7.1, all restrictions applicable to the transfer of the Warrant or such Common Stock, or portion thereof, so transferred shall cease, including without limitation, the restrictions on transfer contained the Investor Rights Agreement of even date herewith, executed by the Company and the Investor.

                  7.2 MAJORITY OWNED SUBSIDIARY. A "MAJORITY OWNED SUBSIDIARY" shall mean a subsidiary of which the Registered Holder beneficially owns, either directly or indirectly, at least fifty percent (50%) of the voting securities.

                  7.3 INSTITUTIONAL INVESTOR. An "INSTITUTIONAL INVESTOR" shall mean any person considered to be an "accredited investor" under Rule 501(a)(i) of Regulation D under the 1933 Act; PROVIDED, HOWEVER, that "Institutional Investor" shall not include (i) any entity that the Company, in its good faith and reasonable business judgment, determines is a significant competitor of the Company or (ii) any Majority Owned Subsidiary.

         8. SECURITIES LAW REQUIREMENTS ON TRANSFER. The Holder, by acceptance hereof, agrees that such Holder will not sell, transfer, pledge or hypothecate any or all such Warrants or Common Stock issued pursuant to such Warrant, as the case may be, unless either (i) this Warrant and/or said Common Stock is registered for sale in accordance with applicable federal and state securities laws or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or
(iii) the sale of such securities is made pursuant to Rule 144 under the 1933
Act.

         9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of Common Stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of Common Stock acquired pursuant to the exercise of this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder hereof to be a stockholder of the Company for any purpose.

         11. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Investor Rights Agreement, dated as of the date hereof, between the Company and the Holder, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

         12. NOTICES. Unless otherwise provided in this Warrant, any notice required or permitted under this Warrant shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three
(3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express, at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section.

         13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only and shall not be deemed to constitute a part hereof.

         14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         15. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

         16. NOTICES OF RECORD DATE. In case:

                  16.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

                  16.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

                  16.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

                  16.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.
Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

         17. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and requirements of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         18. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         19. NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Warrant, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

         20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

         21. SUCCESSORS AND ASSIGNS. The terms and conditions of this Warrant are binding upon and will insure to the benefit of the Company, the Holders and their respective successors and assigns.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


NOVELL, INC.                                         WHITTMAN-HART, INC.


By: /s/ Dennis Raney                                 By: /s/ Robert F. Bernard
   ------------------------------------                 --------------------------------

Name:    Dennis Raney                                Name:    Robert F. Bernard

Title:   Senior Vice President and                   Title:   Chairman of the Board and
         Chief Financial Officer                              Chief Executive Officer
         Novell, Inc.                                         Whittman-Hart, Inc.


Date Signed:___________________________              Date Signed:_______________________


Address: 122 East 1700 South                         Address: 311 South Wacker Dr.,
         Provo, Utah  84606                                   Suite 3500
                                                              Chicago, Illinois  60606-6618

Telephone No: 801-861-7000                           Telephone No. 312-922-9200

with copies to:  Wilson Sonsini Goodrich &  Rosati   with copies to:    David P. Shelow, Esq.
                 650 Page Mill Rd.                                      Whittman-Hart, Inc.
                 Palo Alto, California  94304                           311 South Wacker Dr.,
                 ATTN: AARON A. HEN, ESQ.                               Suite 3500
                                                                        Chicago, Illinois  60606-6618

                                                                        Katten Muchin & Zavis
                                                                        525 West Monroe St., Suite 1600
                                                                        Chicago, Illinois   60661
                                                                        ATTN: MARK D. WOOD, ESQ.


                                    EXHIBIT 1
                               NOTICE OF EXERCISE
                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)

[COMPANY]

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the Common Stock of Whittman-Hart, Inc. as provided for therein, and (check the applicable box):

|_| Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ shares of Common Stock.

|_| Elects the net issue exercise option pursuant to Section 2.5 of the Warrant with respect to ________ shares of Common Stock, and accordingly requests delivery of a net of ______________ shares of such Common Stock, according to the following calculation:


           X = Y (A-B)               (       ) =  (____) [(_____) - (_____)]
               -------                           ---------------------------
                    A                                         (_____)

              Where X = the number of shares of Common Stock to be issued to
                        Holder.

              Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

              A = the Fair Market Value of one share of Common Stock.

              B = the Per Share Purchase Price in effect under this Warrant on the date the net issue exercise election is made pursuant to
                  Section 2.5.

|_| Elects the easy sale exercise option pursuant to Section 2.6 of the Warrant with respect to ___________ shares of Common Stock, and (i) hereby irrevocably elects to sell such number of shares of Common Stock (the "Additional Shares") as is necessary to pay the Purchase Price for all of the shares of Common Stock to be issued pursuant to this exercise, (ii) hereby irrevocably commits that the Purchase Price shall be forwarded directly to the Company from the proceeds of such sale and (iii) if applicable, a NASD Dealer concurrently herewith makes the commitment required by Section 2.6 of the Warrant.

Please issue a certificate or certificates for Common Stock in the name of, and pay any cash for any fractional share to (please print name, address and taxpayer identification number):


Name:                               Taxpayer Identification Number:
     ----------------------------                                  -------------------

Address:
        -------------------------
        -------------------------
        -------------------------
Signature:
          -----------------------


Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2

                                   ASSIGNMENT
          (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

         For value received, the undersigned hereby sells, assigns and transfers unto ________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby authorize
[WARRANT AGENT], to transfer said Warrant Certificate on the books of Whittman-Hart, Inc. with respect to the number of shares of the Company
Common Stock set forth below, with full power of substitution in the premises:


--------------------------------- ------------------------------------- -------------------------------------
        Name(s) of Assignee(s)                  Address                             # of Shares
--------------------------------- ------------------------------------- -------------------------------------
--------------------------------- ------------------------------------- -------------------------------------

--------------------------------- ------------------------------------- -------------------------------------
--------------------------------- ------------------------------------- -------------------------------------

--------------------------------- ------------------------------------- -------------------------------------
--------------------------------- ------------------------------------- -------------------------------------

--------------------------------- ------------------------------------- -------------------------------------
--------------------------------- ------------------------------------- -------------------------------------

--------------------------------- ------------------------------------- -------------------------------------
--------------------------------- ------------------------------------- -------------------------------------

--------------------------------- ------------------------------------- -------------------------------------


         If said number of shares of Common Stock shall not be all the shares represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares of Common Stock covered by said Warrant Certificate.


         Dated:                                 , 200
                       ------------------------------------

         Signature:
                       ------------------------------------

         NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                    EXHIBIT A

                            CLAIM OF DELAY PROCEDURES
                            CLAIM OF DELAY PROCEDURES

                                                             `

         If Novell is defaulting in its obligations pursuant to Section 3 (a) of the Alliance Agreement and as a consequence thereof the Company is delayed in achievement of the milestones described in Section 2.1 of the Warrant or if Novell is defaulting in its obligation pursuant to Section 3(a) or (d) of the Alliance Agreement and as a consequence thereof the Company is delayed in achievement of its obligations under Section 2.2 of the Warrant, then the time period for achievement of such milestones shall be extended for such time as Novell's default shall have reasonably delayed the Company in achieving the milestones in accordance with the following procedure:

          1. NOTICE OF DEFAULT AND DELAY. If Novell is defaulting in its obligations under the Alliance Agreement as described above and as a consequence thereof, the Company is delayed in achievement of any milestone set forth in the Warrant, then the Company shall notify Novell of the nature of the default, the milestone delayed by such default, the date the delay in achievement of the milestone commenced (which date shall not be earlier than ten
               (10) days prior to the date of the notice, the reason for such delay, the expected duration of the delay and the steps that can be taken by Novell to alleviate the delay within ten (10) days following the date the Company should have become reasonably aware of the default and the associated delay (the "Delay Notice"). If Novell objects to any such notice, it shall notify the Company of such fact and of the nature of the dispute, within ten (10) days following receipt of the Delay Notice by Novell and any such objection shall be resolved in accordance with Section 4.

          2. NOTICE OF TERMINATION. If, following receipt of a delay notice Novell's default is cured or such default no longer results in a delay in the achievement of a milestone, then Novell shall notify the Company of such fact and the date the delay in achievement in the milestone ceased (a "Delay Termination Notice"). If the Company objects to any such notice, it shall notify the Company of such fact and of the nature of the dispute, within ten (10) days following receipt of the Delay Termination Notice by the Company and any such objection shall be resolved in accordance with Section 4.

          3. EXTENSION OF DATE(S) FOR ACHIEVEMENT OF MILESTONES. If the Company delivers a valid Delay Notice, then the date (s) for achievement of the milestones delayed by Novell's default shall be extended by the number of days commencing on the date for onset of the delay specified by the Company in its Delay Notice and ending on the date the delay ended, as specified by Novell in a valid Delay Termination Notice.

          4. DISPUTES. A Delay Notice or a Delay Termination Notice delivered by a party in accordance with the foregoing for which no valid objection is delivered in accordance with Section 1 or 2, as the case may be, shall be deemed a valid notice for the purpose of
               Section 3. If an objection to any such notice is timely delivered then the parties shall meet and confer for a period of at least fifteen business days following the notice of the dispute in order to reach agreement on the disputed matter. If the parties are unable to agree, then at any time after the end of said fifteen day period, either party may submit the disputed matter to arbitration in accordance with the rules established by the American Arbitration Association in Chicago, Illinois. The finding of the arbitrator in such action as to the number of days of delay in achievement of a milestone as a consequence of an associated default by Novell shall be binding on the parties and shall by appealable solely for fraud and undue influence.